UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FINTECH ACQUISITION CORP. IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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	(4)	Date Filed:

Important Information

This communication is being made in respect of the proposed business combination contemplated by that certain Business Combination Agreement, dated as of December 29, 2020, by and among FinTech Acquisition Corp. IV (the “Company”), Perella Weinberg Partners (“PWP”) and the other parties thereto. On February 16, 2021, PWP provided the following written materials in a press release with respect to PWP’s reported financial results for the fourth quarter and full year ended December 31, 2020. The materials are filed herewith pursuant to Rule 14a-12.

Forward Looking Statements

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to complete the potential business combination or to complete the contemplated transactions; (2) satisfaction or waiver (if applicable) of the conditions to the potential business combination, including with respect to the approval of the stockholders of FTIV; (3) the ability to maintain the listing of the combined company’s securities on NASDAQ; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of PWP as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that PWP may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against PWP or any of its respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) changes in general economic conditions, including as a result of the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement of FTIV filed with the SEC on February 5, 2021, as it may be amended, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FTIV. Forward-looking statements speak only as of the date they are made, and PWP does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FTIV has filed or will file from time to time with the SEC.

Additional Information about the Proposed Transaction and Where to Find It

FTIV has filed with the SEC a preliminary proxy statement in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The preliminary proxy statement is not yet final and will be amended. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FTIV’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FTIV’s solicitation of proxies for such special meeting, as these materials will contain important information about FTIV, PWP and the business combination. The definitive proxy statement will be mailed to the stockholders of FTIV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FTIV’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FTIV, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: aabrams@cohenandcompany.com.

Participants in Solicitation

FTIV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination. FTIV’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FTIV in FTIV’s final IPO prospectus, which was filed with the SEC on September 25, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021, as it may be amended. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination is included in the proxy statement that FTIV filed with the SEC on February 5, 2021, as it may be amended. This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

2

Perella Weinberg Partners Reports Full Year and Fourth Quarter 2020 Results

•	Full year 2020 revenues of $519.0 million, down 3% from the prior period

•	Fourth quarter 2020 revenues of $189.1 million, compared to fourth quarter 2019 revenues of $171.9 million, up 10% from the prior year period

•	Continued to execute on the PWP growth strategy:

•	Maintained strong pipeline of internal and external senior level talent

•	Promoted three Managing Directors to Partners effective January 1, 2021 in addition to three Partner hires over the course of 2020 to strengthen PWP’s advisory franchises

•	Announced business combination with FinTech Acquisition Corp. IV (“FTIV”) and, upon closing of the transaction, will become a public company

•	In connection with the business combination, FTIV and PWP announced commitments of approximately $125 million in a PIPE transaction from leading institutional and strategic investors

•	Transaction expected to close in the first half of 2021

NEW YORK, NY, February 16, 2021 – Perella Weinberg Partners (“PWP”), a leading global independent advisory firm, today reported financial results for the fourth quarter and full year ended December 31, 2020. The firm reported revenues of $519.0 million for the year ended December 31, 2020, compared with $533.3 million for the year ended December 31, 2019. GAAP net loss and adjusted net income were ($24.3) million and $34.6 million, respectively, for the year ended December 31, 2020, compared with GAAP net loss of ($164.0) million and adjusted net income of $44.2 million, respectively, for the year ended December 31, 2019. (1) Revenues for the three months ended December 31, 2020 were $189.1 million compared with $171.9 million for the three months ended December 31, 2019. GAAP and adjusted net income were $2.9 million and $20.6 million, respectively for the fourth quarter of 2020, compared with a GAAP net loss of ($24.7) million and adjusted net income of $16.5 million, respectively, for the fourth quarter of 2019.

“We are pleased with our quarterly and annual results in light of the historic uncertainty caused by the COVID-19 pandemic. Our resilience through 2020 reflects accelerating demand for trusted, independent advice at a time when clients are facing unprecedented change, and the ability of our people to come together to deliver the highest quality advice when clients need it most. As we enter our next chapter of growth as a soon to be public company, I am confident that PWP is well-positioned to capitalize on these market opportunities and to continue to expand its footprint and capabilities. I would also like to take this opportunity to thank the PWP team for their relentless support and exceptional performance during this challenging period,” said Peter Weinberg, Chief Executive Officer.

Selected Financial Data (Unaudited)

	U.S. GAAP		Adjusted (Non-GAAP)
	Year Ended December 31,
	2020	2019	2020	2019
Revenues	$518,986	$533,297	$518,986	$533,297
Operating expenses:
Total compensation and benefits	399,147	543,118	365,618	349,224
Non-compensation expenses	134,435	145,298	113,024	134,561

Operating income (loss)	(14,596)	(155,119)	40,344	49,512
Total non-operating expenses	6,293	6,477	2,329	2,842

Income (loss) before provision for income taxes	(20,889)	(161,596)	38,015	46,670
Income tax expense	3,453	2,423	3,453	2,423

Net income (loss)	$(24,342)	$(164,019)	$34,562	$44,247

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP)
	Three Months Ended December 31,
	2020	2019	2020	2019
Revenues	$189,145	$171,881	$189,145	$171,881
Operating expenses:
Total compensation and benefits	151,113	152,727	136,068	114,707
Non-compensation expenses	29,864	39,193	28,219	36,971

Operating income (loss)	8,168	(20,039)	24,858	20,203
Total non-operating expenses	4,317	3,222	3,301	2,282

Income (loss) before provision for income taxes	3,851	(23,261)	21,557	17,921
Income tax expense	935	1,424	935	1,424

Net income (loss)	$2,916	$(24,685)	$20,622	$16,497

Revenues

2020 revenues totaled $519.0 million, compared with $533.3 million for 2019, a decrease of 3%. For the fourth quarter 2020, revenues were $189.1 million, an increase of 10% from $171.9 million for the fourth quarter 2019. Our 2020 performance reflects the significant impact of the COVID-19 pandemic on M&A activity during the second and third quarters. This mid-year slowdown in M&A activity was partially offset by significantly increased activity in the capital structure and restructuring advisory businesses in the second half of the year as well as a significant increase in M&A advisory revenues in the fourth quarter of 2020.

Expenses

Full Year Ended December 31, 2020 versus December 31, 2019

	U.S. GAAP		Adjusted (Non-GAAP)
	Year Ended December 31,
(In thousands)	2020	2019	2020	2019
Operating Expenses:
Total compensation and benefits	$399,147	$543,118	$365,618	$	$349,224
% of Revenues	76.9%	101.8%	70.4%		65.5%
Non-compensation expenses	$134,435	$145,298	$113,024		$134,561
% of Revenues	25.9%	27.2%	21.8%		25.2%

GAAP total compensation and benefits were $399.1 million in 2020, compared with $543.1 million in 2019. This decrease was largely due to the absence in 2020 of stock-based compensation expenses relating to the re-vesting of certain partnership interests of an affiliated partnership in connection with the 2016 TPH business combination (such interests became fully vested in November of 2019), offset in part by certain severance expenses incurred in connection with a restructuring in the spring of 2020 and increased bonus compensation including public company transaction-related incentive compensation. Adjusted compensation and benefits were $365.6 million in 2020 as compared to $349.2 million in 2019. The increase in adjusted compensation and benefits expenses in 2020 was due to the aforementioned severance expenses and increased bonus compensation.

GAAP non-compensation expenses were $134.4 million for 2020, compared with $145.3 million in the prior year. The decrease was due largely to lower travel and entertainment expense in 2020 as a result of the COVID-19 pandemic. This decrease was partially offset by a write-off of capitalized delayed offering costs. Adjusted non-compensation expenses were $113.0 million for 2020, compared with $134.6 million for 2019. This decrease was due to lower travel and entertainment expenses in 2020 due to the COVID-19 pandemic as well as lower professional services fees.

Quarter Ended December 31, 2020 versus December 31, 2019

	U.S. GAAP		Adjusted (Non-GAAP)
	Three Months Ended December 31,
(In thousands)	2020	2019	2020	2019
Operating Expenses:
Total compensation and benefits	$151,113	$152,727	$136,068	$114,707
% of Revenues	79.9%	88.9%	71.9%	66.7%
Non-compensation expenses	$29,864	$39,193	$28,219	$36,971
% of Revenues	15.8%	22.8%	14.9%	21.5%

GAAP total compensation and benefits were $151.1 million in the fourth quarter of 2020, or essentially flat compared to the fourth quarter of 2019. This year-over-year comparison benefited from the absence in 2020 of stock-based compensation expenses relating to the re-vesting of certain partnership interests of an affiliated partnership in connection with the 2016 TPH business combination (such interests became fully vested in November of 2019), offset by increased bonus compensation including public company transaction-related incentive compensation. Adjusted compensation and benefits expenses were $136.1 million for the fourth quarter of 2020 as compared to $114.7 million in the same period a year ago. The increase in adjusted compensation and benefits in the fourth quarter of 2020 was due to increased bonus compensation.

GAAP non-compensation expenses were $29.9 million for the fourth quarter of 2020, compared with $39.2 million in the prior year. Adjusted non-compensation expenses were $28.2 million for the fourth quarter of 2020, compared with $37.0 million for the same period a year ago. This decrease was due to lower travel and entertainment expenses due to the COVID-19 pandemic as well as lower general, administrative and other expense as a result of lower office related expenses, bad debt and VAT related expenses as compared to the same period in 2019.

Balance Sheet

As of December 31, 2020, PWP had $329.1 million of cash and cash equivalents and total outstanding indebtedness of $147.0 million net of $30.7 million unamortized debt discounts and issuance costs.    In connection with and subject to the closing of our pending business combination with FTIV, we expect to repay all outstanding indebtedness and have an undrawn credit facility which may provide for additional liquidity.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and private equity investors. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 560 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Business Combination with FTIV

On December 30, 2020, PWP and FTIV announced execution of a definitive business combination agreement. The transaction remains subject to the satisfaction or waiver of customary closing conditions, including the approval of FTIV’s stockholders and certain regulatory approvals. Upon closing of the transaction, the combined company will operate as Perella Weinberg Partners and will be listed on NASDAQ under the new symbol “PWP”. Additional information about the transaction is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021, as it may be amended.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to complete the potential business combination or to complete the contemplated transactions; (2) satisfaction or waiver (if applicable) of the conditions to the potential business combination, including with respect to the approval of the stockholders of FTIV; (3) the ability to maintain the listing of the combined company’s securities on NASDAQ; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of PWP as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that PWP may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against PWP or any of its respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) changes in general economic conditions, including as a result of the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement of FTIV filed with the SEC on February 5, 2021, as it may be amended, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FTIV. Forward-looking statements speak only as of the date they are made, and PWP does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FTIV has filed or will file from time to time with the SEC.

Additional Information about the FTIV Business Combination Transaction and Where to Find It

FTIV has filed with the SEC a preliminary proxy statement in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The preliminary proxy statement is not yet final and will be amended. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FTIV’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FTIV’s solicitation of proxies for such special meeting, as these materials will contain important information about FTIV, PWP and the business combination. The definitive proxy statement will be mailed to the stockholders of FTIV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FTIV’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FTIV, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: aabrams@cohenandcompany.com.

Participants in the Solicitation

FTIV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination. FTIV’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FTIV in FTIV’s final IPO prospectus, which was filed with the SEC on September 25, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021, as it may be amended. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination is included in the proxy statement that FTIV filed with the SEC on February 5, 2021, as it may be amended. This press release does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com

For Perella Weinberg Partners Media: media@pwpartners.com

Consolidated Statements of Operations and Comprehensive Loss

(Dollars in Thousands)

(Unaudited)

	Three Months ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$189,145	$171,881	$518,986	$533,297
Expenses
Compensation and benefits	144,782	114,707	374,332	349,819
Equity-based compensation	6,331	38,020	24,815	193,299

Total compensation and benefits	151,113	152,727	399,147	543,118
Professional fees	8,401	9,269	42,880	39,265
Technology and infrastructure	7,074	7,290	27,281	27,070
Rent and occupancy	7,156	7,346	27,958	27,802
Travel and related expenses	744	6,098	5,725	19,656
General, administrative and other expenses	2,603	5,243	15,060	15,653
Depreciation and amortization	3,886	3,947	15,531	15,852

Total expenses	180,977	191,920	533,582	688,416

Operating income (loss)	8,168	(20,039)	(14,596)	(155,119)
Non-operating income (expenses)
Related party revenues	2,080	3,145	9,263	8,810
Other income (expense)	(2,539)	(2,544)	185	108
Interest expense	(3,858)	(3,823)	(15,741)	(15,395)

Total non-operating income (expenses)	(4,317)	(3,222)	(6,293)	(6,477)

Income (loss) before income taxes	3,851	(23,261)	(20,889)	(161,596)
Income tax expense	(935)	(1,424)	(3,453)	(2,423)

Net income (loss)	$2,916	$(24,685)	$(24,342)	$(164,019)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	3,146	2,396	3,494	837

Comprehensive income (loss)	$6,062	$(22,289)	$(20,848)	$(163,182)

Detail of Revenue

(Dollars in Thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Advisory fees	$185,333	$169,880	$511,251	$524,126
Reimbursed expenses(1)	2,913	2,001	6,461	6,729
Co-advisor advisory fees(2)	899	—	1,274	2,442

Revenues—GAAP	$189,145	$171,881	$518,986	$533,297

(1)	Reimbursed expenses include amounts reimbursed by PWP clients for collection of expenses.
(2)

Co-advisor advisory fees include amounts reimbursed by PWP’s clients for professional fees pursuant to certain co-advisory engagements incurred on their behalf. Certain of PWP’s advisory engagements are structured as co-advisory engagements whereby another company earns fees for providing advisory services to the client as well. In certain of these cases there is a single engagement letter whereby we are principal with the client and then separately contract with the co-advisor.

U.S. GAAP Reconciliation of Adjusted Results

(Dollars in Thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total compensation and benefits—GAAP	$151,113	$152,727	$399,147	$543,118
Equity-based compensation not dilutive to investors(1)	(6,331)	(38,020)	(24,815)	(193,299)
Public company transaction related incentives(2)	(8,714)	—	(8,714)	(595)

Adjusted total compensation and benefits	$136,068	$114,707	$365,618	$349,224

Non-compensation expense—GAAP	$29,864	$39,193	$134,435	$145,298
TPH business combination related expenses(3)	(1,645)	(1,645)	(6,580)	(6,580)
Business separation related expenses(4)	—	(577)	—	(4,157)
Delayed offering cost expense(5)	—	—	(14,831)	—

Adjusted non-compensation expense(7)	$28,219	$36,971	$113,024	$134,561

Operating income (loss)—GAAP	$8,168	$(20,039)	$(14,596)	$(155,119)
Equity-based compensation not dilutive to investors(1)	6,331	38,020	24,815	193,299
Public company transaction related incentives(2)	8,714	—	8,714	595
TPH business combination related expenses(3)	1,645	1,645	6,580	6,580
Business separation related expenses(4)	—	577	—	4,157
Delayed offering cost expense(5)	—	—	14,831	—

Adjusted operating income (loss)	$24,858	$20,203	$40,344	$49,512

Total non-operating income (expense)—GAAP	$(4,317)	$(3,222)	$(6,293)	$(6,477)
Amortization of debt costs(6)	1,016	940	3,964	3,635

Adjusted total non-operating income (expense)	$(3,301)	$(2,282)	$(2,329)	$(2,842)

U.S. GAAP Reconciliation of Adjusted Results

(Dollars in Thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Income (loss) before income taxes—GAAP	$3,851	$(23,261)	$(20,889)	$(161,596)
Equity-based compensation not dilutive to investors(1)	6,331	38,020	24,815	193,299
Public company transaction related incentives(2)	8,714	—	8,714	595
TPH business combination related expenses(3)	1,645	1,645	6,580	6,580
Business separation related expenses(4)	—	577	—	4,157
Delayed offering cost expense(5)	—	—	14,831	—
Amortization of debt costs(6)	1,016	940	3,964	3,635

Adjusted income (loss) before income taxes	$21,557	$17,921	$38,015	$46,670

Net income (loss)—GAAP	$2,916	$(24,685)	$(24,342)	$(164,019)
Equity-based compensation not dilutive to investors(1)	6,331	38,020	24,815	193,299
Public company transaction related incentives(2)	8,714	—	8,714	595
TPH business combination related expenses(3)	1,645	1,645	6,580	6,580
Business separation related expenses(4)	—	577	—	4,157
Delayed offering cost expense(5)	—	—	14,831	—
Amortization of debt costs(6)	1,016	940	3,964	3,635

Adjusted net income (loss)(8)	$20,622	$16,497	$34,562	$44,247

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)

Equity-based compensation not dilutive to investors includes amortization of equity awards relating to the re-vesting of certain partnership interests in connection with the 2016 TPH business combination and annual grants to certain partners.

(2)

Public company transaction related incentives represents discretionary bonus payments directly related to milestone events that are part of the proposed FTIV business combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)

On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)	Business separation related expenses include charges associated with the separation of PWP’s asset management and advisory businesses in February 2019.
(5)	Previously deferred offering costs that were expensed due to termination of a public company transaction process in May of 2020.
(6)	Amortization of debt costs is composed of the amortization of debt discounts and issuance costs which is included in interest expense.
(7)	See reconciliation below for the components of the consolidated statements of operations and comprehensive loss included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(8)	There is no significant income tax impact of the adjustments shown to these GAAP financial statement line items.

U.S. GAAP Reconciliation of Adjusted Results

(Dollars in Thousands)

(Unaudited)

	Three Months Ended December 31, 2020
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$8,401	$—			$8,401
Technology and infrastructure	7,074	—			7,074
Rent and occupancy	7,156	—			7,156
Travel and related expenses	744	—			744
General, administrative and other expenses	2,603	—			2,603
Depreciation and amortization	3,886	(1,645)	(b	)	2,241

Non-compensation expense	$29,864	$(1,645)			$28,219

	Three Months Ended December 31, 2019
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$9,269	$(577)	(c	)	$8,692
Technology and infrastructure	7,290	—			7,290
Rent and occupancy	7,346	—			7,346
Travel and related expenses	6,098	—			6,098
General, administrative and other expenses	5,243	—			5,243
Depreciation and amortization	3,947	(1,645)	(b	)	2,302

Non-compensation expense	$39,193	$(2,222)			$36,971

	Year Ended December 31, 2020
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$42,880	$(14,831)	(a	)	$28,049
Technology and infrastructure	27,281	—			27,281
Rent and occupancy	27,958	—			27,958
Travel and related expenses	5,725	—			5,725
General, administrative and other expenses	15,060	—			15,060
Depreciation and amortization	15,531	(6,580)	(b	)	8,951

Non-compensation expense	$134,435	$(21,411)			$113,024

	Year Ended December 31, 2019
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$39,265	$(4,157)	(c	)	$35,108
Technology and infrastructure	27,070	—			27,070
Rent and occupancy	27,802	—			27,802
Travel and related expenses	19,656	—			19,656
General, administrative and other expenses	15,653	—			15,653
Depreciation and amortization	15,852	(6,580)	(b	)	9,272

Non-compensation expense	$145,298	$(10,737)			$134,561

(a)	Reflects an adjustment to exclude previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.
(b)	Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(c)	Reflects an adjustment to remove business separation related expenses including charges associated with the separation of PWP’s asset management and advisory businesses in February 2019.